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Exhibit 5.6

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the use in this Amendment No. 1 to the Registration Statement of Harvest Operations Corp. on Form F-10 of our reports dated February 18, 2004 (except for Notes 1(a) and 11 which are dated October 7, 2004) (which audit report expresses an unqualified opinion and includes a separate paragraph referring to previously issued financial statements and for U.S. readers includes Canada - U.S. reporting differences which would require explanatory paragraphs, following the opinion paragraph regarding changes in accounting principles), relating to the financial statements of Storm Energy Ltd. as of December 31, 2003 and 2002 and for the year ended December 31, 2003 and for the period from commencement of operations on August 23, 2002 to December 31, 2002, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Independent Registered Chartered Accountants
Calgary, Alberta, Canada
January 10, 2005

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  Exhibit 5.6